SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [  ]

          Check the appropriate box:
          [ ]  Preliminary Proxy Statement
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting  Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                               Bayou Steel Corporation
                   ________________________________________________
                   (Name of Registrant as Specified In Its Charter)


                    Board of Directors of Bayou Steel Corporation
                   ________________________________________________
                      (Name of Person(s) Filing Proxy Statement)

          Payment of Filing Fee (Check appropriate box):
          [ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                14a-6(j)(2).
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                1)    Title  of  each   class   of   securities   to  which
                      transaction applies:

                2) Aggregate number of securities to which transaction applies:

                3)    Per  unit  price  or  other   underlying   value   of
                      transaction computed pursuant to Exchange Act Rule 0-
                      11;*

                4)    Proposed maximum aggregate value of transaction:


                * Set forth amount on which the filing is calculated and state how it was determined.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                1)    Amount previously paid:

                2)    Form, Schedule or Registration Statement No.:

                3)    Filing Party:

                4)    Date Filed:



          [LOGO]                BAYOU STEEL CORPORATION


          NOTICE OF
          ANNUAL MEETING OF
          CLASS A, CLASS B AND
          CLASS C COMMON
          STOCKHOLDERS AND
          PROXY STATEMENT

                                                         February 5, 1996

          Dear Stockholders:

             You are cordially invited to attend the Bayou Steel Corporation Annual Meeting of Stockholders to be held at 2:00 p.m. (E.S.T.) on Friday, March 8, 1996, at 440 Park Avenue, New York, New York 10022.

             The attached Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement describe in detail the matters proposed by your Board of Directors to be considered and voted upon at the meeting.

             It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. Your cooperation is appreciated. If you do attend the Annual Meeting, you may still vote in person.

                                            Sincerely,

                                            /s/ Howard M. Meyers

                                            HOWARD M. MEYERS,
                                            Chairman and Chief
                                            Executive Officer


Admission to the meeting will be by ticket only. If you plan to attend the meeting, please retain the ticket attached to the enclosed proxy form and check the appropriate box on the proxy form to indicate you plan to attend and to validate your ticket. If your proxy form does not have a detachable ticket and you wish to attend the meeting, send a request in for a ticket, and we will send you an admission ticket about two weeks prior to the meeting date. If
we   receive  your  request  for  a ticket  after  February  23, 1996, your ticket will be held for you at the door. Attendance at the meeting will be limited to stockholders or their proxies. Proof of ownership may be required. A stockholder may designate no more than one proxy to
represent   him  or  her   at   the meeting.


                             BAYOU STEEL CORPORATION
                                138 Highway 3217
                                 P. O. Box 5000
                          LaPlace, Louisiana 70069-1156


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  CLASS A COMMON, CLASS B COMMON AND CLASS C COMMON



             NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders (the "Meeting") of Bayou Steel Corporation (the "Company"), will be held at 9:00 p.m. (E.S.T.) on Friday, March 8, 1996, at 440 Park Avenue, New York, New York 10022, for the purpose of considering and voting upon the following matters as set forth in the accompanying Proxy Statement:

             1. Election  of  four  (4)  Class  A  and  four  (4)  Class  B
                Directors.

             2. Ratification  of  the appointment of Arthur Andersen LLP as
                auditors  of  the  Company   for  the  fiscal  year  ending
                September 30, 1996.

             3. Approval  of a proposed amendment  to  the  certificate  of incorporation of the Company to provide for board representation for the holder of the Company's Series A Redeemable Preferred Stock (the "Amendment").

             Only stockholders of record at the close of business on January 25, 1996, are entitled to notice of and to vote at the Meeting. A certified list of stockholders entitled to vote at the Meeting will be available for examination, during business hours, by any stockholder for any purpose germane to the Meeting for a period of not less than ten days immediately preceding the Meeting at the offices of Society Trust Company of New York, 5 Hanover Square, 10th Floor, New York, New York 10004.

             Please sign the enclosed proxy and return it at your earliest convenience in the accompanying envelope. It is important that your shares be represented at the meeting. If you attend the meeting, you may revoke your proxy and vote in person.

                                         By order of the Board of Directors

                                         /s/ Richard J. Gonzalez

                                         RICHARD J. GONZALEZ, Secretary


          February 5, 1996

                             BAYOU STEEL CORPORATION
                                138 Highway 3217
                                  P.O. Box 5000
                           La Place, Louisiana 70069-1156

                                 PROXY STATEMENT

          Solicitation, Quorum, and Voting of Proxies

                This Proxy Statement, which will be first mailed to stockholders on or about February 5, 1996, is furnished in connection with the Board of Directors' solicitation of proxies from the holders of the Class A Common Stock of the Company at the annual meeting of Stockholders of the Company to be held March 8, 1996 (the "Meeting") at the time and place set forth in the accompanying Notice.

                The cost of preparing and mailing this Proxy Statement and the accompanying proxy, and the cost of solicitation of proxies on behalf of the Board of Directors, will be borne by the Company. Solicitation will be made by mail. Some personal solicitation may be made by directors, officers and employees without special compensation, other than reimbursement for expenses.

                The Board of Directors has fixed the close of business on January 25, 1996, as the record date for the Meeting and only holders of record of the Class A, Class B and Class C Common Stock on the record date are entitled to receive notice of and to vote at the Meeting. The holders of a majority of the issued and outstanding shares of Class A, Class B and Class C Common Stock present in person, or represented by proxy, shall constitute a quorum at the Meeting.

                Stockholders who submit a properly executed proxy voting, or abstaining from voting, on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present: (A) the holders of the Class A Common Stock are entitled to elect 40% of the entire board of directors, and the holders of the Class B Common Stock are entitled to elect 60% of the entire board of directors, in each case with the election of directors being determined by plurality vote, (B) the affirmative vote of (i) 80% of the total voting power of the issued and outstanding shares of Class A, Class B and Class C Common Stock voting together as a single class, and (ii) a majority of each of the outstanding Class A and Class B Common Stock, each voting as a separate class, is required to approve the Amendment and (C) the affirmative vote of a majority of the Class A, Class B and Class C Common Stock present or represented by proxy and entitled to vote is required to ratify the appointment of independent auditors.

                Abstentions will have the effect of a vote against the proposals to approve the Amendment and to ratify the appointment of auditors.

                If brokers who do not receive instructions from beneficial owners as to the granting or withholding of proxies may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on a proposal other than the election of directors, shares not voted on such proposal as a result will be counted as not present with respect to the proposal. Because the proposal to ratify the appointment of auditors must be approved by the affirmative vote of a majority of the voting power present at the Meeting, the failure to deliver a proxy to vote on that proposal will have no effect on the outcome of the vote. However, because the proposal to approve the Amendment requires the affirmative vote of the Class A Common Stock and Class B Common Stock that is specified above, the failure to deliver a proxy on that proposal will have the effect of a vote against the proposal.

                With respect to the proposals to ratify the appointment of auditors and to approve the Amendment, and with respect to any other matter to be voted upon at the Annual Meeting as to which the Class A, Class B and Class C Common Stock will vote together as a single class, each share of Class A and Class C Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to 7.0097665 votes. The Amendment must also be approved by each of the Class A and Class B Common Stock voting as a separate class.

                All proxies received by the Company in the form enclosed will be voted as specified and if no contrary specification is made, the proxy will be voted FOR the election of the Class A Directors set forth in this Proxy Statement, FOR the ratification of the appointment of Arthur Andersen LLP as auditors, and FOR the Amendment.

          Revocation

                A proxy may be revoked any time prior to its exercise by written notice of revocation to the Secretary of the Company or by duly executing a proxy bearing a later date. A stockholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the stockholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

          Security Ownership of Certain Beneficial Owners

                On October 31, 1995, the Company had outstanding 10,613,380 shares of Class A Common Stock ($.01 par value), 2,271,127 shares of Class B Common Stock ($.01 par value) and 100 shares of Class C Common Stock ($.01 par value).

                The following table lists persons other than executive officers or directors of the Company who are known to the Company to own beneficially more than 5% of each class of its outstanding stock as of October 31, 1995. The information set forth below is based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                                             Title       Beneficial Ownership
                                               of       as of October 31, 1995
Name and Address of Beneficial Owner         Class     Amount        Percentage
------------------------------------         -----     ------        ----------
First Capital Corporation of Chicago           A       838,200          7.91%
#3 First National Place
Suite 1330
Chicago, IL 60602

How & Company                                  A       600,000          5.65%
c/o The Northern Trust Co.
P.O. Box 92303
Chicago, IL 60675

Bayou Steel Properties Limited<F1>             B     2,271,127        100.00%
2777 Stemmons Freeway
Dallas, TX 75207

Voest-Alpine International Corporation         C           100        100.00%
______________________

[FN]
<F1>   See footnote 8 on page 6.

                          ELECTION OF DIRECTORS (PROPOSAL 1)

          Nominee Directors

                Each of the Class A Director nominees, who is currently a member of the Board of Directors, will hold office until the next Meeting of Stockholders and until their successors have been elected. Unless authority to vote is specifically withheld by appropriate designation on the proxy, it is the intention of the persons named in the accompanying proxy to vote the Class A shares represented thereby in favor of the reelection of Messrs. John A. Canning, Jr., Lawrence E. Golub, Jeffrey P. Sangalis, and Stanley S. Shuman, the four nominees named below, as Class A Directors of the Company.

                The Company has been advised by Bayou Steel Properties Limited (BSPL), the holder of all of the Company's Class B shares, that it is the intention of such holder to vote all of its Class B shares in favor of the reelection of Messrs. Melvyn
          N. Klein, Albert P. Lospinoso, Howard M. Meyers and Jerry M. Pitts, the four nominees named below, as Class B Directors of the Company. Under the Company's Certificate of Incorporation, the holder of the shares of Class B Common Stock has the exclusive power to elect up to 60% of the members of the Board of Directors. Although no such intention currently exists, the holder of the Class B Common Stock may determine to elect a full slate of six directors to elect as directors persons other than those currently named as nominees.

                The Board of Directors recommends that Class A stockholders vote FOR each of the Class A Director nominees named below, and, unless a stockholder gives instructions on the proxy card to the contrary, the proxies named thereon intend so to vote. Management does not anticipate that any of the nominees for Class A Director will be unable to serve, but if such a situation should arise, it is the intention of the persons named in the accompanying proxy to vote for the election of such other person or persons as the Nominating Committee of the Board of Directors may recommend.

          Information With Respect to Board of Directors

                During the fiscal year ended September 30, 1995, the Company's Board of Directors held seven meetings. Each member of the Board of Directors, except Mr. Sangalis who was elected on June 20, 1995, attended at least 80% of the meetings of the Board and of each Board committee of which they were members.

                The following table sets forth certain information as to the Director nominees (and as to the ownership of the Company's Class A and Class B Common Stock by Directors, named Executive Officers, and all Executive Officers and Directors of the Company, as a group) as of October 31, 1995. Unless otherwise indicated, each of the directors has held the positions listed for at least five years.

                                                                      Common Stock
                                               ----------------------------------------------------------------
                                                          Class A                           Class B
                                               -------------------------------   ------------------------------
                                               Number of Shares     Percent      Number of Shares   Percent
Name, Age and                      Director      Beneficially    Outstanding &     Beneficially   Outstanding &
Principal Occupation                 Since          Owned         Exercisable         Owned        Exercisable
--------------------                 -----          -----         -----------         -----        -----------
CLASS A DIRECTOR NOMINEES
John A. Canning, Jr., 51 <F1>         1988          42,382              *              -0-             -0-
  President of Madison Dearborn
  Partners Inc., Capital
  Advisory Services
  Chicago, Illinois

Lawrence E. Golub, 36 <F2>            1988         103,000              *              -0-             -0-
  President of Golub Associates, Inc.,
  Equity Investment firm
  New York, New York

Jeffrey P. Sangalis, 37 <F3>          1995         822,422            7.19             -0-             -0-
  Partner & Director of Rice Capital
  Houston, Texas

Stanley S. Shuman, 60 <F4><F8>        1988         817,880            7.71             -0-             -0-
  Executive Vice President & Managing
  Director of Allen & Company
  Incorporated, investment bankers
  New York, New York

CLASS B DIRECTOR NOMINEES
Melvyn N. Klein, 53 <F5><F8>          1988          60,000              *              -0-             -0-
  President, JAKK Holding Corporation,
  a General Partner of GKH Partners, L.P.
  Corpus Christi, Texas

Albert P. Lospinoso, 59 <F6><F8>      1988          10,000              *              -0-             -0-
  Chief Executive Officer and President
  of RSR Corporation, nonferrous metals
  recycle smelting and refining
  Dallas, Texas

Howard M. Meyers, 53 <F7><F8>         1988         300,000            2.83       2,271,127             100
  Chairman and Chief Executive Officer
  of the Company

Jerry M. Pitts, 44 <F9>               1994           8,025              *              -0-             -0-
  President and Chief Operating Officer
  of the Company

NON-DIRECTOR NAMED EXECUTIVE OFFICERS
Richard J. Gonzalez                      -           4,930<F10>         *              -0-             -0-
  Vice President, Chief Financial
  Officer, Treasurer and Secretary

Timothy R. Postlewait                    -           5,014<F10>         *              -0-             -0-
  Vice President of Plant Operations

Rodger A. Malehorn                       -           4,612<F10>         *              -0-             -0-
  Vice President of Commercial Operations

All directors and executive officers as
  a group <F11> (12 persons)                     2,180,419           19.04       2,271,127             100

_________________________________________
          * Less than one percent.
          (footnotes on following pages)
[FN]
<F1>  Mr. John A. Canning has been President of Madison Dearborn Partners, Inc., which is the management company for a private equity investment fund, Madison Dearborn Capital Partners L.P., and a limited partnership, Madison Dearborn Advisers, L.P., which provides venture capital advisory services to First Chicago Corporation, since January 1993. For more than five years prior to that, Mr. Canning was President of First Capital Corporation of Chicago and First Chicago Investment Corporation, both subsidiaries of First Chicago Corporation, engaged in venture capital projects. He is a director of Tyco Toys, Inc., The Interlake Corporation, and The Milnot Corporation.

<F2>  Mr.  Lawrence  E.  Golub  has been President of Golub Associates, Inc., an equity investment firm, since August 1994. From September 1993 to August 1994, Mr. Golub was a Managing Director of Bankers Trust Company in New York, New York. From September 1992 to August 1993, Mr. Golub was a White House Fellow. Mr. Golub was Managing Director of Wasserstein Perella Capital Markets from February 1990 to August 1992 and an officer of Allen & Company Incorporated, an investment banking firm, from 1984 to February 1990. He is Chairman of Mosholu Preservation Corporation. From February 21, 1991, until September 21, 1994, Mr. Golub served as a Director elected by the Class B Common stockholder.

<F3>  All  822,422  shares  are  subject to a warrant beneficially owned by Rice
      Partners II, LP. Mr. Sangalis is a Partner and Director of Rice Capital Partners II, LP and related entities. Mr. Sangalis disclaims beneficial ownership of such shares. In addition, Rice Partners II, LP owns Preferred Stock of the Company pursuant to a Preferred Stock and Warrant Purchase Agreement, dated June 13, 1995, which among other things, allows the holder to designate a director to the Company's Board. See "Proposed Amendment to the Company's Certificate of Incorporation (Proposal 3)."

<F4>  Includes 522,528  shares  of Class A Common Stock owned by Allen & Company
      Holding, Inc., which owns all of the outstanding shares of Allen & Company Incorporated; Mr. Stanley S. Shuman is an Executive Vice President and Managing Director of both Allen & Company Holding, Inc. and Allen & Company Incorporated. Mr. Shuman disclaims beneficial ownership of such shares. Includes an aggregate of 60,000 shares of Class A Common Stock owned by trusts for the benefit of Mr. Shuman's children, of which Mr. Shuman disclaims beneficial ownership. Mr. Shuman has no voting or investment power, shared or otherwise, in the foregoing shares. He is a Director of The News Corporation Limited, Hudson General Corporation, Global Asset Management, U.S.A., Sesac Inc., and Tower Air Inc.

<F5>  Mr. Melvyn N. Klein has been a practicing attorney and private investor in
      Corpus Christi, Texas. He has been a Director of Quexco since 1984. He is the sole shareholder, sole director and President of JAKK Holding Corporation, a General Partner of GKH Partners, L.P., which is the sole General Partner of GKH Investments, L.P., an investment fund; founder and principal of Questor Partners Fund, L.P.; and a director of Anixter International, Inc., Santa Fe Energy Resources and Savoy Pictures Entertainment, Inc.

<F6>  Mr. Albert P. Lospinoso has  been Chief Executive Officer and President of
      RSR Corporation ("RSR") a privately owned, nonferrous metals recycle smelting and refining company with offices in Dallas, Texas, and plants in Dallas, Texas; Middletown, New York; Indianapolis, Indiana; and City of Industry, California, since July 1995 and is a director of RSR and Quexco Incorporated. From July 1992 until July 1995, Mr. Lospinoso was President and Chief Operating Officer of RSR, and for more than five years prior to that he was the Executive Vice President, Chief Operating Officer and a director of RSR and its predecessor companies.

<F7>  Mr.  Howard  M.  Meyers  has  been  Director, Chairman of the Board, Chief
      Executive Officer of the Company since September 5, 1986, and was also President until September 21, 1994. Since 1984 he has been Director, Chairman of the Board, Chief Executive Officer and President of Quexco Incorporated, a privately owned company, and the parent of RSR.

<F8>  All 300,000  shares  of  Class  A  Common  Stock  are  owned  by a limited partnership in which Mr. Meyers and his wife are the sole limited partners and of which the general partner is a corporation all of the stock of which is owned by Mr. Meyers. Through his control of the corporate general partner of the limited partnership, Mr. Meyers has sole voting and dispositive power over the 300,000 shares of Class A Common Stock. The limited partnership also owns 60% of the Common Stock of Bayou Steel Properties Limited (the "BSPL"), a Delaware corporation. Through his control of the corporate general partner of the limited partnership, Mr. Meyers controls BSPL's voting power. Since BSPL owns 100% of the Company's Class B Common Stock, Mr. Meyers has sole voting and dispositive control of the Class B Common stock. The Class B Common Stock accounts for a maximum of 60% of the voting power of the Company. Therefore Mr. Meyers may be deemed to "control" the Company. Allen & Co. Incorporated and Messrs. Klein, Lospinoso, and Shuman are minority stockholders of BSPL owning 2.08%, 2.77%, 0.76%, and 1.17%, respectively, and Messrs. Lospinoso and Meyers are directors of BSPL.

<F9>  Includes exercisable options for 6,000 shares of Class A Common Stock. Mr.
      Jerry M. Pitts was elected Director, President and Chief Operating Officer on September 21, 1994. He was elected Executive Vice President and Chief Operating Officer of the Company on June 7, 1991. He had been Executive General Manager of the Company since July 1, 1987. From 1986 to 1987, he served the Company as General Manager of Operations; from 1984 to 1986, he was Superintendent of Melting Operations; and from 1980 to 1984, he was General Foreman of Melting. Mr. Pitts worked in various management capacities related to production and process engineering at U.S. Steel Corporation from 1974 to 1980.

<F10> Includes exercisable options for 3,000 shares of Class A Common  stock for each of Messrs. Gonzalez, Postlewait, and Malehorn.

<F11> Includes  839,422  shares  of Class A Common Stock, subject to exercisable warrants and stock options held by such persons.

Agreement Concerning Change in Control

      The shares of common stock of BSPL owned by Mr. Howard M. Meyers may not be sold, nor may shares of BSPL be issued, at a price which represents a premium attributable to the underlying Class B Common Stock over the market price of the Class A Common Stock, to any person or group if such sale, when aggregated with all prior sales during the immediately preceding four-year period, would result in such person or group owning more than 50% of the common stock of BSPL, unless such person or group agrees to make a tender offer within 30 days for an equivalent percentage of Class A Common Stock at the highest price paid by such person or group (expressed in equivalent shares of Class B Common Stock) for the shares of common stock of BSPL; provided that the Directors elected by the holders of the Class A Common Stock waive the charter restriction prohibiting a purchaser from acquiring 5% or more of the aggregate fair market value of the Class A Common Stock. The agreement terminates when the holders of the Class B Common Stock no longer have the right to elect a majority of the Board of Directors of the Company.

     The Company's Certificate of Incorporation provides that if Mr. Meyers resigns, retires or is removed for cause as Chief Executive Officer of the Company, the Class B Common Stock will no longer vote separately by class with respect to the election of directors, and will only have one vote per share.

Committees of the Board

     The Board of Directors has four committees, an Audit Committee, an Environmental Health and Safety Audit Committee, a Compensation Committee, and a Nominating Committee. During the fiscal year ended September 30, 1995, the Audit Committee met twice, the Environmental Health and Safety Audit Committee twice, the Nominating Committee once, and the Compensation Committee once.

     The Audit Committee presently consists of Messrs. Klein (Chairman), Lospinoso, Golub, and Sangalis, with Mr. Sangalis joining the committee in October 1995. The Audit Committee is charged with the duties of making recommendations to the Board of Directors regarding the selection of the Company's independent auditors, reviewing the activities of such independent auditors and of any internal audit activities of the Company, disposing and deciding of major accounting policy matters directly or indirectly affecting the Company, defining the scope of the annual audit of the Company, and such other powers and duties as may be delegated to such committee by the Board of Directors from time to time.

     The Compensation Committee presently consists of Messrs. Shuman (Chairman) and Canning. Messrs. Golub and Lospinoso were added October 1, 1995. The Compensation Committee is empowered to establish compensation payable to directors and executive officers of the Company, as well as any loans or advances by the Company to such persons, subject to the provision that the chief executive officer's compensation is controlled by an employment arrangement between the chief executive officer and the Company.

     The Nominating Committee presently consists of Messrs. Canning (Chairman), Golub, and Shuman. The Nominating Committee is empowered to nominate persons solely for election as Class A Directors at the annual meeting of stockholders. The Committee will consider candidates for nominees for directors recommended by Class A stockholders if such recommendations are submitted in writing to the Secretary of the Company giving the background and qualifications of the candidate.

     Environmental, Health and Safety Audit Committee, which presently consists of Messrs. Golub (Chairman), Klein, Lospinoso, Canning, and Shuman, is charged with oversight of the Company's Health and Safety Policy and its Environmental Compliance Policy, reviewing the independent audit reports of the independent outside health, safety and environmental consultants engaged for such purposes, defining the scope of such audits and such other powers and duties in the health, safety and environmental areas as may be delegated to the Committee by the Board of Directors.

Director's Compensation

     The Company pays each non-employee director $30,000 per year, payable in quarterly installments, for serving as a director, plus expenses for each meeting of the Board of Directors that a director attends. The Company does not compensate directors who are officers of the Company for services as directors. Mr. Meyers and Mr. Pitts are the only directors who are officers of the Company.

Certain Transaction

     Under an agreement with Allen & Company Incorporated entered into on May 28, 1987, the Company granted Allen & Company a right of first refusal, on competitive terms, to perform certain investment banking services for the Company until September 4, 1996. For fiscal 1995, Allen & Company acted as co-manager in conjunction with the placement of the Company's Series A Redeemable Preferred Stock and warrants and received $160,000 for its services. Stanley S. Shuman, a director of the Company, is Executive Vice President and Managing Director of Allen & Company.

                                EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Company's Chief Executive Officer and the four other most highly-compensated executive officers for the fiscal years 1992 through 1995.

                                SUMMARY COMPENSATION TABLE

                                                 Long-Term
                                                                Compensation
                                                                ------------
                                          Annual Compensation     Award of
Name and                                  -------------------   Stock Options   All Other
Principal Position                Year     Salary      Bonus    (# of Shares) Compensation<F1>
------------------                ----     ------      -----    ------------- ---------------
Howard M. Meyers                  1995    $465,504   $   -0-         -0-        $  -0-
 Chairman and Chief               1994     437,990       -0-         -0-           -0-
 Executive Officer                1993     437,990       -0-         -0-           -0-
                                  1992     435,041       -0-         -0-           -0-

Jerry M. Pitts                    1995     225,000    112,500        -0-          1,538
 President and Chief              1994     225,000      9,750      30,000         1,428
 Operating Officer                1993     225,000      9,750        -0-          1,316
                                  1992     225,000      9,750        -0-          1,702

Timothy R. Postlewait             1995     150,000     63,974        -0-          1,508
 Vice President                   1994     150,000      6,000      15,000         1,602
 of Plant Operations              1993     150,000      6,000        -0-          1,560
                                  1992     150,000      6,000        -0-          1,560

Richard J. Gonzalez               1995     147,000     77,910        -0-          1,489
 Vice President, Chief Financial  1994     147,000      5,313      15,000         1,638
 Officer, Treasurer and Secretary 1993     147,000      5,313        -0-          1,462
                                  1992     147,000      5,313        -0-          1,498

Rodger A. Malehorn                1995     132,000     60,065        -0-          1,457
 Vice President of                1994     120,000       -0-       15,000         1,488
 Commercial Operations            1993     120,000      5,313        -0-          1,253
                                  1992     120,000      5,313        -0-          1,253
_________________________________

<F1> Includes amounts contributed by the Company to the Company's Savings Plan, a 401(k) Plan in respect of matching contributions. For fiscal 1995, the Company's contributions were $1,436 for Mr. Pitts, $1,406 for Mr. Postlewait, $1,315 for Mr. Gonzalez, and $1,169 for Mr. Malehorn. Also includes the dollar value of term life insurance premiums paid by the Company for the benefit of these officers.

                               OPTION YEAR-END VALUE TABLE

     The following table presents the value of unexercised options at September 30, 1995.

                            FISCAL YEAR-END OPTION VALUES

                                       Number of
                                       Securities              Value of
                                       Underlying            Unexercised
                                       Unexercised           In-the-Money
                                       Options at            Options at
                                   September 30, 1995    September 30, 1995<F1>
                                   ------------------    ------------------
                                    Exercisable(E)/       Exercisable(E)/
Name                                Unexercisable(U)      Unexercisable(U)
----                                ----------------      ----------------

Howard M. Meyers                           -0-           $     N/A
Jerry M. Pitts                       6,000E/24,000U       3,375E/13,500U
Timothy R. Postlewait                3,000E/12,000U       1,687E/ 6,750U
Richard J. Gonzalez                  3,000E/12,000U       1,687E/ 6,750U
Rodger A. Malehorn                   3,000E/12,000U       1,687E/ 6,750U

_____________________

<F1>   At  September   30,  1995, the  closing  sales  price  for  Bayou  Steel
       Corporation's Class A Common Stock on the American Stock Exchange was $4.9375.

Employment Contract

     Pursuant to agreements between Mr. Howard M. Meyers and the Company, Mr. Meyers is entitled to an annual cash salary equal to the greater of (x) a base amount of $350,000 adjusted for increases in the consumer price index since December 1985 or (y) 2% of the Company's pretax net income earned during the immediately preceding year (or 1% if Mr. Meyers is no longer both the Chairman and Chief Executive Officer of the Company with substantial day-to-day managerial responsibilities).

Retirement Plan

     The  following  table  specifies  the  estimated  annual   benefits   upon
retirement under the Retirement Plan to eligible employees of the Company of various levels of average annual compensation and for the years of service classifications specified:

                       PENSION PLAN TABLE

                                Years of Service
Average Annual   ____________________________________________
Compensation         10           20         30          45
____________     ________     ________   ________    ________

$  20,000        $  1,200     $  2,400   $  3,600    $  3,600
   50,000           4,204        8,407     12,611      12,611
  100,000           9,704       19,407     29,111      29,111
  150,000          15,204       30,407     45,611      45,611
  200,000          15,204       30,407     45,611      45,611
  250,000          15,204       30,407     45,611      45,611
  300,000          15,204       30,407     45,611      45,611
  600,000          15,204       30,407     45,611      45,611

     The Company has adopted the Bayou Steel Corporation Retirement Plan (the "Retirement Plan") covering eligible employees of the Company not covered by a collective bargaining agreement. Under the terms of the Retirement Plan, the monthly retirement benefits of a participant payable at the participant's normal retirement date are equal to (i) .6% of average monthly compensation, multiplied by years of credited service (not to exceed 30 years), plus (ii) .5% of that portion, if any, of average monthly compensation which is in excess of the participant's average social security taxable wage base, multiplied by years of credited service (not to exceed 30 years).

     Annual retirement benefits are computed on a straight life annuity basis without deduction for Social Security or other benefits. The Tax Code limits the amount of annual compensation that may be counted for the purpose of calculating pension benefits, as well as the annual pension benefits that may be paid, under the Retirement Plan. For 1995, these amounts are $150,000 and $120,000, respectively.

     Earnings of the named executive officers, for purposes of calculating pension benefits, approximate the aggregate amounts shown in the Annual Compensation columns of the Summary Compensation Table, except for Messrs. Meyers and Pitts whose earnings for purposes of such calculation are subject to the $150,000 limitation discussed above.

     The years of credited service under the Retirement Plan as of October 1, 1995 for each of the five most highly compensated officers of the Company are:
Howard M. Meyers, 9 years; Jerry M. Pitts, 14 years; Richard J. Gonzalez, 12 years; Rodger A. Malehorn, 11 years; and Timothy R. Postlewait, 14 years.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee are Mr. John A. Canning and Stanley S. Shuman. Neither member of the Compensation Committee has been an officer or employee of the Company. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.


                           REPORT OF THE COMPENSATION COMMITTEE

   This report by the Compensation Committee shall not be deemed to be incorporated by reference by any general statement which incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, (the "Acts"), and they shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

   The Company's executive compensation program is designed to attract, retain, reward and motivate executive management talent required to achieve its short and long-term business objectives, maintain its competitive position in the steel minimill industry, and increase shareholder value. This program is administered and effected by the Company's management and monitored by the Compensation Committee of the Board of Directors which is comprised of outside directors of the Company.

   General. In fiscal 1994, the Company engaged an independent compensation consultant to review the competitiveness of its total executive compensation package. Total compensation includes base pay, annual incentive pay, and long-term incentives. The consultant, with management participation, selected a peer group of 14 public steel minimills, and reviewed compensation of comparable executive positions in the peer group over a three year period. Adjusting for market capitalization, assets, and sales, the consultant determined a target level of total compensation for each of the Company's executive officers. The report of the independent consultant, which was presented to and accepted by the Board of Directors, made recommendations intended to maintain total executive compensation at a competitive level. The Compensation Committee basically used this approach as the compensation policy for 1994 and 1995, although certain subjective elements, including individual performance, scope of responsibilities, and unusual activities, such as acquisitions and financing transactions, are also considered.

   Base Pay. Salaries of the Company's executive officers are determined by the Chief Executive Officer within the general compensation guidelines developed by the independent consultant and adopted by the Committee. Based on the study of the peer group of steel minimills, base salaries are targeted at the fifty percentile of salaries in the peer group adjusted for sales, assets, and market capitalization. Besides maintaining competitive market levels, subjective criteria, such as the impact the executive has on the Company, the skills and experience required by the job, individual performance and internal equities are considered in determining salary levels. During 1995, the salary of the Vice President - Commercial Operations was increased to that base salary considered to be an appropriate level based on the criteria mentioned above.

   Annual Incentive Pay. A significant portion of the compensation paid to the Company's executive officers consists of an annual incentive cash bonus. The Committee believes that incentive compensation provides the best means of motivating and rewarding performance while providing necessary controls on cost. The Company has instituted an Incentive Compensation Plan (the "ICP") to provide annual cash incentives for the attainment of corporate financial objectives to all executive officers, except Mr. Meyers. The Administrative Committee, composed of one or all of the Company's officers, including Howard M. Meyers, as appointed by the Compensation Committee, determines quantitative measures of performance relating to financial or other indicators of performance for the Company and measurable individual goals prior to the commencement of each year. Two independent consultants reviewed the ICP in fiscal 1995, particularly for the adequacy of the overall financial measures. The Administrative Committee reviewed these measures with a subcommittee of the Board as to appropriateness. In fiscal 1995, the ability of the Company's executive officers to earn incentive bonuses under the ICP were dependent upon the Company's achievement of certain levels of return on assets (the "ROA") percentage (income, before interest, tax, depreciation, and amortization to defined assets), using the historical ROA experience of six peer competitors. If the threshold level below which no incentives would be paid is exceeded, the cash incentive bonuses incrementally increase based upon specified ROA levels pre-established by the Administrative Committee. Additionally, other specific goals, including shipments, cost reduction, environment, and safety, were established as goals. The awards were objective and entailed precise weighing and measurement of various factors. The overall performance and cash payout for fiscal 1995 were reviewed by the entire Board of Directors.

   Long-Term Incentives. The purposes of long-term incentive compensation is to promote the Company's long-term goals by providing financial incentives to executives to increase the value of the Company, as reflected in the price of its stock, and to focus on the intermediate and long-term development and prosperity of the Company. By providing the opportunity to acquire a significant proprietary interest in the Company, the plans link the interests of the executives with those of the stockholders.

   Using the independent compensation consultant report and based on analysis of peer steel minimill companies, a target level for long-term incentives for executives as a percentage of total compensation was established using the Black-Scholes valuation model. The Board uses incentive stock options as its long-term incentive. Since this component of total compensation was not previously utilized, the Company's initial awards in fiscal 1994 were two to three times targeted annual awards. As a result, no awards were made in 1995. The vesting schedule provides features intended to encourage long-term retention and loyalty of its executive officers. It is anticipated that periodic awards will be given to executive officers in the future so that, over time, target levels are achieved. Once the value of the long-term incentive component is determined, the numbers of incentive options was determined based on the Black-Scholes Model and adjusted based on elapsed time since the last award and other factors. The ultimate value of incentive stock option is based solely on the increase in value of the shares over grant price, which has been market value on the date of the grant.

   Conclusion. Total compensation is evaluated over a period of several years since both the annual incentive component and long-term incentive component can vary significantly from year to year depending on the cyclical nature of the industry, Company performance, and individual performance. The Compensation Committee believes that current total compensation for executive officers is reasonable and competitive. The Compensation Committee believes that fiscal year 1995 compensation is consistent with its current compensation philosophy and reflects corporate performance.

   Compensation of Chief Executive Officer. The compensation payable to Mr. Meyers for all services performed on behalf of the Company in any capacity is determined by the terms of agreements dated July 26, 1988, and August 28, 1986, to which the Company and Mr. Meyers are parties. The two agreements provide that Mr. Meyers is entitled to the greater of (x) a base amount of $350,000 adjusted for increases in the consumer price index since December 1995 or (y) 2% of the Company's pretax net income earned in the previous year (or 1%, if Mr. Meyers is no longer both the Chairman and Chief Executive Officer of the Company with substantial day-to-day managerial responsibilities).

   Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits to $1 million the Company's tax deduction for compensation paid to each of the Company's most highly paid executive officers, unless certain requirements are met. The Committee believes it unlikely in the short term that the limitation will affect the Company. Additionally, the Company has substantial net operating loss carryforwards to reduce income taxes. The Committee's present intention is to structure executive compensation so that it will be fully deductible provided that such continues to be in the best interest of the Company and its stockholders.

                                  Submitted by the Compensation Committee
                                  John A. Canning, Jr., Chairman
                                  Stanley S. Shuman


                           STOCKHOLDER RETURN PERFORMANCE GRAPH

   The following graph compares the change in the cumulative total shareholder return on the Company's Common Stock with the total return of the Standard & Poor's 500 Stock Index and an index of peer companies, in the minimill steel industry, selected by the Company for the period of five years commencing on October 1, 1990 and ending on September 30, 1995. The graph assumes an investment on October 1, 1990 of $100 in Bayou Steel Corporation Common Stock, Standard & Poor's 500 Stock Index and the common stock of the peer group, and that all dividends were reinvested. The peer group consists of eight domestic steel minimills.

                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                   BAYOU STEEL CORPORATION

                                 [CHART TO GO HERE]


                   1990    1991   1992   1993   1994   1995
                   ----    ----   ----   ----   ----   ----
Bayou Steel         100     143    129    176    236    282
S&P 500             100     131    146    164    171    221
Peer Group          100     108    131    179    179    157


    The peer group consists of the following corporations: Birmingham Steel Corporation, Chaparral Steel Company, Commercial Metals Company, Laclede Steel Company, New Jersey Steel Corporation, N.S. Group, Inc., Roanoke Electric Steel Corporation, and Northwestern Steel and Wire Company.


                          RATIFICATION OF THE APPOINTMENT OF
                     ARTHUR ANDERSEN LLP AS AUDITORS (PROPOSAL 2)

   The Board of Directors has appointed the firm of Arthur Andersen LLP, independent certified public accountants, to examine the financial statements of the Company for the year ending September 30, 1996. Arthur Andersen LLP has been employed as independent auditors to the Company and its predecessor since its inception in 1979. Stockholders are asked to ratify the action of the Board of Directors in making such an appointment.

   If the appointment of Arthur Andersen LLP for fiscal year 1996 is not ratified by the Stockholders, the selection of other independent auditors will be considered by the Board of Directors.

   Representatives of Arthur Andersen LLP are not expected to be present at the Meeting, but will be afforded the opportunity to make a statement by open telephone, if they so desire, and will also be available to respond to appropriate questions by open telephone.

   The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as auditors and it is intended that proxies will be so voted unless marked to the contrary or as abstentions.

                           PROPOSED AMENDMENT TO THE COMPANY'S
                        CERTIFICATE OF INCORPORATION (PROPOSAL 3)

General

   The Board of Directors is proposing a related group of amendments (collectively, the "Amendment") to the Company's Certificate of Incorporation (the "Charter") that are intended to provide for the possible expansion, under certain conditions, of the maximum size of the Board of Directors from ten to 13 members. The Amendment, a copy of which is attached hereto as Appendix A, is intended to assure that the Company has the ability to fulfill certain obligations pursuant to a Preferred Stock Purchase Agreement dated June 20, 1995 between the Company and Rice Partners II (the "Preferred Stockholder"). If the Amendment is approved by the Company's stockholders, the Company and the Preferred Stockholder have agreed to amend the Preferred Stock Purchase Agreement (as currently in effect and as proposed to be amended, the "Purchase Agreement") such that, coupled with the Amendment, the Company would be able to fulfill such obligations. Failure to approve the Amendment could cause the Company to fail to fulfill such obligations, in which case it would be required to issue to the Preferred Stockholder warrants to acquire shares of Class A
Common Stock (the "Additional Warrants") that could dilute the economic interests of all holders of the Common Stock.

Background

   The Charter currently provides for a Board of Directors of not less than seven nor more than ten directors, with the actual Board size being established from year to year by resolution of the Board. The Charter also provides that the holders of the Class A Common Stock have the right to elect 40% (rounded to the nearest whole number) and the holder of the Class B Common Stock has the right to elect 60% (rounded to the nearest whole number) of the members of the Board of Directors. The current number of directors has been set at ten; accordingly, the holders of the Class A Common Stock have the right to elect up to four and the holder of the Class B Common Stock has the right to elect up to six of the members of the Board of Directors.

   In June 1995 the Company entered into the Purchase Agreement with the Preferred Stockholder pursuant to which the Company issued Series A Preferred Stock (the "Series A Preferred Stock"), together with warrants (the "Base Warrants") to purchase 6% (on a fully diluted basis) of the Company's Class A Common Stock. The proceeds of the issuance were used to retire indebtedness that had been incurred in connection with the Company's acquisition in April 1995 of a steel minimill in Harriman, Tennessee, an acquisition that the Board believed was in the best interests of the Company and its stockholders.

   Pursuant to the Purchase Agreement as currently in effect, the Preferred Stockholder was granted the right to appoint immediately one director to the Board, with the right to appoint up to two additional directors (for a total of three) at any time that the Company became in arrears on its payment of dividends on the Series A Preferred Stock or is in default of certain covenants (the "Material Covenants") of the Purchase Agreement. Under the proposed amendment to the Purchase Agreement, the Preferred Stockholder would only have the right to appoint one additional director (the "Additional Director") (for a total of two directors), if the Company failed to pay dividends on the Series A Preferred Stock for two consecutive calendar quarters ( or was at any time in default of the Material Covenants).

   The current Charter provides for a maximum of ten directors elected by the holders of the Common Stock and does not provide for any Board members representing the Preferred Stockholder. Thus, to satisfy its obligation under the Purchase Agreement to provide the Preferred Stockholder with an immediate representative on the Company's Board, at its June 1995 meeting the Board of Directors increased the size of the Board from seven to ten, thereby increasing the number of directors elected by the holders of the Class A Common Stock from three to four and the number of directors elected by the holders of the Class B Common Stock from four to six. The Board of Directors appointed Mr. Jeffrey Sangalis, a partner and director of the Preferred Stockholder (which owns not only all of the Series A Preferred Stock but also all of the Base Warrants), to fill the vacancy in the Class A Common Stock directors, and the Preferred Stockholder agreed that the appointment of Mr. Sangalis to fill this vacancy satisfied the obligations of the Company under the Purchase Agreement to appoint a Preferred Stockholder representative as a director. Although two vacancies were created in the class of directors elected by the Class B Common Stock by virtue of the increase of the Board's size from seven to ten, the holder of the Class B Common Stock elected for the time being not to fill the vacancies, with the result that the Board of Directors currently consists of eight directors.

   The Board of Directors believes it is prudent and important to implement the Amendment promptly in order to provide both for the possibility that the Preferred Stockholder may no longer find the current arrangement satisfactory, as well as to provide for the possible appointment of the Additional Director under the circumstances described above.


Terms of the Amendment

   Under the Amendment, the size of the Board of Directors would be between seven and 13 directors, as established from time to time by the Board, and the holders of the Class A Common Stock and the holder of the Class B Common Stock would have the right to elect 40% (or up to five directors) and 60% (or up to eight directors), respectively. However, at such time as the Preferred Stockholder notifies the Board that it wishes to exercise its right under the Purchase Agreement to elect its own representative on the Board of Directors, the Board of Directors will automatically be increased to 13 directors (if it is not already so), with the holders of the Class A Common Stock having the right to elect five directors, the holder of the Class B Common Stock having the right to elect seven directors, and the Preferred Stockholder having the right to elect one director. Thus, the first director appointed by the Preferred Stockholder would have the effect of reducing the number of directors that the holder of the Class B Common Stock would otherwise be entitled to elect from eight to seven.

   The Amendment further provides that if the Preferred Stockholder becomes entitled to elect the Additional Director and notifies the Company of its intention to exercise such right, then the number of directors elected by the holders of the Class A Common Stock will immediately be reduced from five to four, with the holder of the Class B Common Stock continuing to have the right to elect seven directors, and the Preferred Stockholder having the right to elect two directors. Thus, the Additional Director would have the effect of reducing the number of directors elected by the holders of the Class A Common Stock from five to four. If the Company was subsequently able to cure the covenant default or pay any unpaid dividend, the Additional Director would be required by the terms of the Purchase Agreement to relinquish his position on the Board, and the number of Class A Common Stock directors would be returned to five.

   To provide for the possibility that the circumstances giving rise to the right of the Preferred Stockholder to elect the Additional Director may occur between Annual Meetings, the Amendment provides that each year one of the five directors to be elected by the Class A Common Stock will be designated as the director (the "Designated Director") whose term will expire immediately in order to create the vacancy necessary to accommodate the appointment of the Additional Director. Once the Additional Director relinquishes his position on the Board, the vacancy created thereby may be filled by the remaining Class A Common Stock directors. At any time that the first director appointed by the Preferred Stockholder relinquishes his position on the Board, the vacancy created thereby may be filled by the remaining Class B Common Stock directors.

Potential Consequences of Failure to Approve Amendment

   Failure to approve the Amendment will continue to subject the holders of the Common Stock to the risk of dilution if the Company was unable to accommodate a proper request by the Preferred Stockholder for Board representation. Under the terms of the Purchase Agreement, for each calendar quarter that the Company is not able to accommodate the appointment of the Board representative to which the Preferred Stockholder is entitled, a warrant to acquire a number of shares of Class A Common Stock equal to .2857% of the then outstanding shares of Class A Common Stock (on a fully diluted basis) becomes immediately exercisable at $.01 per share. The beneficial owner of the Class B Common Stock, who is also the beneficial owner of 2.83% of the outstanding Class A Common Stock, has advised the Board of Directors that he intends to vote his shares of Class A and Class B Common Stock in favor of the Amendment at the Annual Meeting only if it has been approved by the necessary vote of the holders of the Class A Common Stock. For information on the stockholder vote required to approve the Amendment, see "Solicitation, Quorum, and Voting of Proxies."

Board Recommendation

   The Board of Directors believes that the Amendment best serves the interests of the Company and its stockholders. The Amendment would enable the Company to fulfill its obligations under the Purchase Agreement, while preserving to the extent practicable the existing relationship between the Class A and Class B Common Stock by assuring that the holder of the Class B Common Stock would continue to have the right to elect a majority of the Board and the holders of the Class A Common Stock would continue to have substantial and proportionate representation on the Board. The Board of Directors unanimously recommends that the Class A stockholders vote FOR the Amendment.


                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for consideration at the Annual Meeting. If other matters should properly come before the Annual Meeting, the persons named in the enclosed form of Proxy, or their substitutes, will vote the shares represented by the proxies with respect to any such matters in accordance with their best judgement.

   Proposals which stockholders wish to include in the Company's proxy materials relating to the 1997 Annual Meeting of Stockholders must be received by the Company no later than October 8, 1996.

   Please promptly complete and return your proxy in the enclosed self-addressed, stamped envelope.

                                              By order of the Board of Directors

                                                       /s/ Richard J. Gonzalez

                                                       RICHARD J. GONZALEZ,
                                                            Secretary

La Place, Louisiana
February 5, 1996

                                                                 Appendix A
                               BAYOU STEEL CORPORATION

                       CERTIFICATE OF AMENDMENT OF CERTIFICATE
                                   OF INCORPORATION

               Pursuant to Sections 103 and 242 of the Delaware General Corporation Law, the undersigned, being the duly authorized Chairman of the Board of Directors of Bayou Steel Corporation (the "Corporation"), does hereby certify that the following amendment to the Corporation's Second Restated Certificate of Incorporation, was duly adopted by resolution of the Corporation's Board of Directors and approved by the holders of a majority of each class of the Corporation's outstanding capital stock entitled to so vote and voting as separate classes:

               Article 5.1 is hereby amended to add the following:

                    "Designated Director" shall have the meaning ascribed to it in Article 5.2.3(c).

                    "Preferred Stock Purchase Agreement" shall mean the Preferred Stock and Warrant Purchase Agreement between Bayou Steel Corporation and Rice Partners II, L.P., dated June 20, 1995, as amended from time to time.

                    "Series  A  Preferred Stockholder" shall mean
                    Rice Partners II, L.P. and any successors or assigns to its rights under the Preferred
                    Stock Purchase Agreement.

               Article 5.2.3(b) is hereby amended to read in its entirety:

                    (b) Right to Elect Directors. The holders of the Class A Common Stock shall have the right at any annual meeting or other meeting of stockholders called for the purpose of electing directors, subject to the provisions of Article 5.2.3(d) hereof, solely to vote for and elect, as a class, that number of directors which, rounded to the nearest whole number, represents 40% of the number of directors then comprising the Board of Directors and to remove such directors with or without cause at any time and to fill all vacancies in such directorships; provided, however, that as long as the Class A Common Stock is listed on the American Stock Exchange and in order to maintain such listing, then from and after the time that the number of outstanding shares of Class B Common Stock is less than 12.5% of the aggregate number of outstanding shares of Common Stock, in addition to the foregoing right to elect the number of directors as set forth above, the Class A Common Stock will vote as one class with the Class B Common Stock for the election of the remaining directors comprising the Board of Directors, with the Class B Common Stock having ten votes per share and the Class A Common Stock having one vote per share. Notwithstanding the foregoing, however, from and after the resignation (provided, however, that the expiration of the term of the Employment Agreement shall not, in and of itself, be deemed a resignation), or Removal for Cause or retirement of Howard M. Meyers as Chief
               Executive Officer of the Corporation, or death or Permanent Disability of Howard M. Meyers (except with respect to the cessation of Permanent Disability pursuant to Article 5.3.3(a)(i) hereof), or such time as more than 1,362,676 shares (as such number may be adjusted from time to time under Article 5.5(a)) of Class B Common Stock have been converted into Class A Common Stock, the holders of the outstanding Class A Common Stock shall be entitled to one vote per share in the election of directors of the Corporation, voting together with the holders of the Class B Common Stock and the Class C Common Stock, each of which shall have one vote per share, and not as a separate class, subject to any rights of the Series A Preferred
               Stockholder to elect directors as provided in the Preferred Stock Purchase Agreement.

               Article 5.2.3 is hereby further amended to add the following:

                    (c) The Designation of Designated Director. For any election (i) at which the holders of the Class A Common Stock have the right to vote for and elect, as a class, five directors, one director so elected by the holders of the Class A Common Stock, and (ii) at which the holders of the Class A Common Stock and Class B Common Stock no longer elect directors separately by class, one director so elected, shall be designated by the Nominating Committee of the Board of Directors as the Designated Director ("Designated Director").

                    (d) Effect of Series A Preferred Stockholder Rights. If the Series A Preferred Stockholder delivers a written notice to the Corporation of its intent to elect one director to the Board of Directors pursuant to Section 4.16 of the Preferred Stock Purchase Agreement at a time that it is entitled to give such notice, then, in accordance with Article 9, the Board of Directors, if it does not already consist of thirteen directors, shall immediately be increased to thirteen directors and, if the holders of the Class A Common Stock and Class B Common Stock are still electing directors separately by class, the number of directors to be elected by the Class A Common Stock shall be five, the number of directors to be elected by the Class B Common Stock shall be seven and the number of directors to be elected by the Series A Preferred Stockholder shall be one. If the Series A Preferred Stockholder delivers an additional notice to the Corporation of its intent to elect a second director to the Board of Directors (the "Second Director") pursuant to Section 4.16 of the Stock Purchase Agreement at a time that it is entitled to give such notice, and if the holders of the Class A Common Stock and Class B Common Stock are still electing directors separately by class, the number of directors to be elected by the Class A Common Stock shall be four, the number of directors to be elected by the Class B Common Stock shall be seven and the number of directors to be elected by the Series A Preferred Stockholder shall be two. Any director so elected by the Series A Preferred Stockholder shall hold office until the next annual meeting, unless such director's term expires before such meeting in accordance with Article 5.2.3(f) hereof. During the term(s) of any such director(s), the Series A Preferred Stockholder shall also have the right solely to remove any such director(s) with or without cause at any time and to fill all vacancies in such directorships, except as provided in Article 5.2.3(f) hereof.

                    (e) Term of the Designated Director; Election of Director(s) by Series A Preferred Stockholder. In the event that the Corporation receives written notice from the Series A Preferred Stockholder, at a time that does not coincide with an annual meeting, that the Series A Preferred Stockholder wishes to elect its Second Director pursuant to Section 4.16 of the Preferred Stock Purchase Agreement at a time when the Series A Preferred Stockholder is entitled to give such notice, the term of the Designated Director shall expire. Within seven days of receipt of this written notice, the Board shall take the necessary action to fill the vacancy created by the expiration of the term of the Designated Director with the nominee of the Series A Preferred Stockholder.

                    (f) End of Term of a Director Elected by the Series A Preferred Stockholder; Filling of Vacancy. If, in accordance with Section 4.16 of the Preferred Stock Purchase Agreement, the Series A Preferred Stockholder ceases to be entitled to elect any director(s) who is (are) currently holding office, the Corporation shall deliver written notice of such development to the Series A Preferred Stockholder, and the term(s) of such director(s) will immediately and automatically expire. The first vacancy created by such expiration may be filled by the unanimous vote of the remaining directors elected by the holders of the Class A Common Stock, and the second vacancy may be filled by the unanimous vote of the remaining directors elected by the holders of the Class B Common Stock (or, in each case, by a majority of the entire Board of Directors if directors are no longer elected by class). The director so appointed to replace the Series A Preferred Stockholder's Second Director will be considered the Designated Director and will be subject to the provisions of Article 5.2.3(e) hereof.

               Article 5.3.3(b) is hereby amended to read as follows:

                    Right  to  Elect  Directors.  The holders  of  the
               Class B Common Stock shall have the right at any annual meeting or other meeting of stockholders called for the purpose of electing directors, subject to the provisions of Article 5.2.3(d), solely to vote for and elect, as a class, that number of directors which, rounded to the nearest whole number, represents 60% of the number of directors then comprising the Board of Directors and to remove such directors with or without cause and to fill all vacancies in such directorships; provided, however, that as long as the Class A Common Stock is listed on the American Stock Exchange and in order to maintain such listing, then from and after the time that the number of outstanding shares of Class B Common Stock is less than 12.5% of the aggregate number of outstanding shares of Common Stock, the Class B Common Stock will vote as one class with the Class A Common Stock for the election of the number of directors set forth above, with the Class B Common Stock having ten votes per share and Class A Common Stock having one vote per share. Notwithstanding the foregoing, however, from and after the resignation (provided, however, that the expiration of the term of the Employment Agreement shall not, in and of itself, be deemed a resignation), or Removal for Cause or retirement of Howard M. Meyers as Chief Executive Officer of the Corporation, or death or Permanent Disability of Howard M. Meyers (except with respect to the cessation of Permanent Disability pursuant to
               Article 5.3.3(a)(i) above) or such time as more than 1,362,676 shares (as such number may be adjusted from time to time under Article 5.5(a)), of Class B Common Stock have been converted into Class A Common Stock, the holders of the outstanding Class B Common Stock shall be entitled to one vote per share, voting together with the holders of the Class A Common Stock and the Class C Common Stock and not as a separate class, in the election of all directors of the Corporation, subject to any rights of the Series A Preferred Stockholder to elect directors as provided in the Preferred Stock Purchase Agreement. The foregoing rights of the holders of the Class B Common Stock to elect directors, as a class, are modified by and subject to the provisions of Article 5.4.3(c).


               Article 9 is hereby amended to read in its entirety as follows:

                    Number of Directors.  The Board of Directors shall
               consist of a minimum of seven and a maximum of thirteen directors, with the number to be set by a vote of the majority of the entire Board of Directors of the Corporation; provided, however, that at any time when
               (i) the Series A Preferred Stockholder has the right to elect at least one director and (ii) the Corporation receives written notice from the Series A Preferred Stockholder stating that the Series A Preferred Stockholder wishes to enforce its rights under Section
               4.16 of the Preferred Stock Purchase Agreement to elect one or more directors, the Board of Directors, if it does not already at the time of the receipt of the notice consist of thirteen directors, will immediately and automatically be increased to thirteen directors, with the holders of the Class A Common Stock and the Class B Common Stock thereafter being entitled to elect such number of directors as is provided by Article 5.2.3(d).

               Executed and attested as of ____________, 1996 by the President and Secretary of Bayou Steel Corporation.



                                                       President

          ATTEST:


          ______________________________
                       Secretary


                                      PROXY CARD


                         FOR   WITHHELD                         FOR  AGAINST ABSTAIN
1. Election of Directors                2. Ratification of the                         This proxy when properly executed will be
       (see reverse)                       selection of inde-                          voted in the manner directed herein by the
                                           pendent auditors.                           undersigned. If no direction is made, this
                                                                                       proxy  will be  voted  FOR  each  of  the
                                                                                       nominees for Class A Directors named on
                                                                                       the reverse side and FOR proposals 2 and 3.
For all, except vote withheld           3. Amendment to
from the following candidate(s):           Certificate of
                                           Incorporation.
                                                                The Board of Directors
                                                                recommends a vote FOR
                                                                proposals 1, 2 and 3.

                                                                     Check Here To
                                                                4.   Validate the
                                                                     Attached Annual
                                                                     Meeting Ticket.

SIGNATURE(S)______________________________________     DATE___________              The proxies will vote in accordance with
                                                                                    their discretion on such other matters as
                                                                                    may properly  come  before  the  meeting.
                                                                                    the undersigned hereby revoke all proxies
SIGNATURE(S)______________________________________     DATE___________              heretofore given by the undersigned to
NOTE: Please  sign  as  name  appears above. Joint                                  vote at said meeting or any adjournments
owners should each sign. When signing as attorney,                                  thereof.
executor, administrator, trustee or guardian,
please give full title as such.

-------------------------------------------------------------------------------
Dear BSC Stockholder:

Your vote is important. Attached is your 1996 Bayou Steel Corporation Proxy Card. Please read both sides of the card, and mark, sign and date it. Detach and return it promptly using the enclosed envelope. We urge you to vote your shares.

You are invited to attend the Annual Meeting of Stockholders on Friday March 8, 1996 at 2:00 p.m. at 440 Park Avenue, New York, New York 10017. A ticket is required for admission. You need to check box number 4 on the proxy form above to indicate you plan to attend and to validate your attached preprinted ticket. Detach the ticket and bring it with you to the meeting.

Thank you very much for your cooperation and continued loyalty as a Bayou Steel Stockholder.

/s/ Richard J. Gonzalez

Richard J. Gonzalez
Secretary
-------------------------------------------------------------------------------

                           BAYOU STEEL CORPORATION

[LOGO]                                                     TICKET OF ADMISSION

Annual Meeting of Stockholders                 Stockholders must have a ticket
                                               for admission to the meeting.
March 8, 1996                                  This ticket is issued to the
                                               stockholder whose name appears
2:00 p.m.                                      on it and is non-transferable.



                                   BAYOU STEEL CORPORATION
                            Proxy Solicited by Board of Directors
                   For Annual Meeting of Stockholders, March 8, 1996

The undersigned hereby appoints HOWARD M. MEYERS proxy, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bayou Steel Corporation to be held at 440 Park Avenue, New York, New York 10022, on March 8, 1996 at 10:00 a.m., local time, and all adjournments thereof as directed below and on the reverse side of this card and, in his discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

Please indicate below and on the reverse side of this card how your Class A Common Stock is to be voted.

If not otherwise specified, shares will be voted FOR all Class A nominees in Proposal 1, and FOR Proposals 2 and 3 on the reverse side of this card.

The Board of Directors Recommends a Vote FOR Proposals #1, #2, and #3.

1. Election of the following nominees as Class A Directors: John A. Canning, Jr., Lawrence E. Golub, Jeffrey P. Sangalis and Stanley S. Shuman.

2. Ratification  of   the   appointment  of  Arthur  Andersen  LLP  as
   independent auditors.

3. Amendment to Certificate of Incorporation to provide for board representation for the holder of the Series A Redeemable Preferred Stock.

---------------------------------------------------------------------------


---------------------------------------------------------------------------
THIS IS YOUR TICKET OF ADMISSION TO THE 1996 ANNUAL MEETING OF STOCKHOLDERS OF BAYOU STEEL CORPORATION, TO BE HELD AT 440 PARK AVENUE, NEW YORK, NEW YORK 10022 ON MARCH 8, 1996 AT 2:00 P.M. LOCAL TIME.

THIS TICKET WILL NOT BE VALID UNLESS THE BOX ON THE PROXY CARD IS CHECKED INDICATING THAT YOU PLAN TO ATTEND THE ANNUAL MEETING.

NOTE:  CAMERAS AND VIDEO EQUIPMENT ARE NOT PERMITTED AT THE ANNUAL MEETING.

DOORS WILL OPEN AT 1:00 P.M.



                                                       RICHARD J. GONZALEZ
                                                             SECRETARY